UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Hope Street, 25th Floor Los Angeles, California		90071
(Address of Principal Executive Offices)		(Zip Code)

(213) 613-3333

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein:

Item 8.01	Other Events.

On June 8, 2016, the Company announced that Michael J. Lafitte and Calvin W. Frese, Jr. have been promoted to new positions as Global Group Presidents. These new positions represent the Company’s most senior global operating roles in its real estate services businesses and report to the Company’s President and Chief Executive Officer, Robert E. Sulentic. Mr. Lafitte, who previously served as the Company’s Chief Operating Officer, will serve as Global Group President, Lines of Business and Client Care, focusing on the continued development of CBRE’s service lines. Mr. Frese, who previously served as Chief Executive Officer of the Americas, will serve as Global Group President, Geographies, with direct oversight of the Company’s operations in the Americas, Asia Pacific and Europe, Middle East and Africa, focusing on the quality of CBRE’s geographic leadership team and the financial and operational performance of its global regions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2016	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Deputy Chief Financial Officer and Chief Accounting Officer